UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013 (April 5, 2013)

IASIS HEALTHCARE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Health Choice Arizona, Inc. (“Health Choice”), a subsidiary of IASIS Healthcare LLC (“IASIS”) that operates a prepaid Medicaid and Medicare managed health plan in Arizona with approximately 174,000 members, has been awarded a new contract (the “New Contract”) by the Arizona Health Care Cost Containment System (“AHCCCS”), the state agency that administers Arizona’s Medicaid program. On April 5, 2013 Health Choice executed and delivered to AHCCCS the award letter (the “Award Letter”) with respect to the New Contract. A copy of the Award Letter is filed herewith as Exhibit 10.1.

Under AHCCCS’ contract bid procedures, entrance into the Award Letter represents Health Choice’s initial commitment to the terms of the New Contract. The New Contract will be finalized before and become effective October 1, 2013. It will have an initial term of three years, with AHCCCS having two one-year renewal options, for an anticipated total contract term of five years.

The New Contract will allow Health Choice to serve Medicaid members in the following Arizona counties: Apache, Coconino, Gila, Maricopa, Mohave, Navajo, Pima and Pinal. AHCCCS has designated these eight counties as being in the following geographic service areas (“GSA” or “GSAs”): GSA 4 (Apache, Coconino, Mohave and Navajo); GSA 8 (Gila and Pinal); GSA 10 (Pima); and GSA 12 (Maricopa). The New Contract requires that Health Choice offer a special needs plan for Medicare-Medicaid dual eligibles in these GSAs.

As with its existing AHCCCS contract, under the New Contract, Health Choice will arrange for healthcare services for Medicaid enrollees in exchange for fixed periodic capitation payments and supplemental payments from AHCCCS. Health Choice in turn will subcontract with physicians, hospitals and other healthcare providers to provide these services to its members in these Arizona counties. These healthcare services are required to be provided regardless of the actual costs incurred by Health Choice to provide these services. Additionally, Health Choice will receive from AHCCCS reinsurance and other supplemental payments to cover certain costs of healthcare services that exceed certain thresholds.

AHCCCS will set the capitation rates under the New Contract annually. Initial capitation rates for each GSA are set forth in the Award Letter filed herewith as Exhibit 10.1. As indicated in the Award Letter, these initial rates may be adjusted at a later date to reflect changes in such areas as AHCCCS program requirements, legislative requirements and trend assumptions. The New Contract will contain financial reconciliation provisions that limit losses and profits. As with Health Choice’s existing AHCCCS contract, the New Contract will require a performance guarantee of Health Choice’s obligations and will contain provisions requiring Health Choice to indemnify AHCCCS with respect to the New Contract.

The New Contact will detail Health Choice’s performance obligations, which will include providing medically necessary services to plan members; maintaining a sufficient provider network; achieving quality of care and quality management requirements; and maintaining certain financial covenants. The New Contract will contain termination rights in favor of AHCCCS and provisions giving AHCCCS the ability to impose fines in the event of noncompliance by Health Choice.

Item 7.01 Regulation FD Disclosure

Health Choice issued a press release regarding the Award Letter, which such press release is furnished herewith as Exhibit 99.1. Such press release contains certain “forward looking statements” that are inherently subject to risks, including those discussed in the “Risk Factors” section in IASIS’ annual report on Form 10-K for its fiscal year ended September 30, 2012.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 Letter, dated March 22, 2013, from AHCCCS to Health Choice Arizona, Inc., countersigned by Health Choice Arizona, Inc. on April 5, 2013

99.1 Press release regarding New Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer

Date: April 9, 2013